As filed with the Securities and Exchange Commission on May 26, 2006

                                                     Registration No. 333-127736
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                  AMENDMENT #3

                             Registration Statement
                        Under the Securities Act of 1934

                              Placer Del Mar, Ltd.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                              72-1600437
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

           3707 Fifth Avenue #351
         San Diego, CA 92103-4221                          (775) 352-3839
(Address of principal Executive Offices)             (Issuer's Telephone Number)

          Dennis H. Johnston
         9422 Canfield Drive
          La Habra, CA 90631                (562)694-5092          (562)694-0412
(Name and Address of Agent for Service)   (Telephone Number)        (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed        Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Unit (1)       Price (2)         Fee
--------------------------------------------------------------------------------
Common               620,000            $0.25         $155,000         $18.24
================================================================================
(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              PLACER DEL MAR, LTD.
                             3707 FIFTH AVENUE #351
                               SAN DIEGO, CA 92103
                                 (775) 352-3839

                         620,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Placer Del Mar, Ltd. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $155,000. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: __________, 200__

                                TABLE OF CONTENTS


SUMMARY .....................................................................  3
OFFERING ....................................................................  3
RISK FACTORS ................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  8
USE OF PROCEEDS .............................................................  8
DETERMINATION OF OFFERING PRICE .............................................  8
DIVIDEND POLICY .............................................................  8
SELLING SHAREHOLDERS ........................................................  8
PLAN OF DISTRIBUTION ........................................................ 10
LEGAL PROCEEDINGS ........................................................... 12
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 14
DESCRIPTION OF SECURITIES ................................................... 14
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 14
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 15
ORGANIZATION IN THE LAST FIVE YEARS ......................................... 15
DESCRIPTION OF BUSINESS ..................................................... 15
PLAN OF OPERATION ........................................................... 24
DESCRIPTION OF PROPERTY ..................................................... 26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 26
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
EXECUTIVE COMPENSATION ...................................................... 26
FINANCIAL STATEMENTS ........................................................ 27
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE .................................................... 27

SUMMARY


Placer Del Mar, Ltd. was incorporated in Nevada on May 13, 2005 for the purpose of mining and mineral exploration. Placer Del Mar, Ltd. has a mineral rights revenue sharing agreement with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. Our agreement grants us the right to free access and exploration of the property together with the right to file a mining claim on the property located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The claim was filed on April 24, 2006. The principal executive offices of Placer Del Mar, Ltd. are located at 3707 Fifth Avenue #351, San Diego, CA 92103. The telephone number is (775) 352-3839.


We are an exploration stage company with no revenues. There is no assurance that a commercially viable mineral deposit exists on our property and further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

We received our initial funding of $34,200 through the sale of common stock from the period of approximately May 20, 2005 until June 30, 2005. Our sole officer and director purchased 1,000,000 shares of our common stock at $0.01 per share for cash of $10,000. We offered and sold 420,000 common stock shares at $0.01 per share for cash of $4,200 to 42 non-affiliated private investors. We offered and sold 200,000 common stock shares at $0.10 per share for cash of $20,000 to 4 non-affiliated private investors.


Our reviewed financial statements from inception (May 13, 2005) through March 31, 2006 report a cash balance of $20,990, no revenues and a net loss of $14,210. Our independent auditors have issued an audit opinion for Placer Del Mar which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


OFFERING

Securities Being Offered     Up to 620,000 shares of common stock. The
                             securities being offered are those of the existing shareholders only.

Price per share              $0.25 as determined by the selling shareholders.
                             The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance of when, or if, we will ever be listed on any exchange.

Securities Issued
And Outstanding              1,720,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.


Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

Plan of Distribution         We are unaware of the nature and timing of any
                             future sales of our common stock by existing security shareholders.

Registration costs           We estimate our total offering registration costs
                             to be $5,000.

RISK FACTORS

Investors in Placer Del Mar, Ltd. should carefully consider the following material risk factors associated with our plans and product:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We were incorporated on May 13, 2005. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and generate a positive cash flow is highly dependent upon a number of factors, including our ability to locate profitable minerals on our property, successfully extract them and generate revenues, while reducing exploration costs. We expect to incur significant operating losses in future periods as we incur significant expenses associated with research, assessment and exploration of our mineral property. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow and if we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE NOT YET HAD OUR PROPERTY EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY ORE RESERVES, WHICH COULD LEAD TO A TOTAL LOSS OF ANY INVESTMENT IN OUR SECURITIES.


     We do not claim any known ore reserves on our properties. We are speculating that minerals may be found on our property, but their can be no guarantee they will be found or that if found, we can successfully extract or market the minerals. If the Placer Del Mar claim do not contain any reserves, the funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and our stockholders could lose any investment they make in our company's securities.


BECAUSE WE HAVE NOT SURVEYED THE PLACER DEL MAR CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.


     While we have conducted a title search to confirm that Mr. Jorge Alberto Almarez is the registered owner of the property and that there are no competing claims on the property, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.


BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

     The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities would have a material adverse effect on our financial position, possibly causing the business to fail.

MR. BRAVO, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 - 25 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Our business plan does not provide for the hiring of any additional employees until revenues will support the expense. Until that time the responsibility of developing the company's business, initiating the exploration program and fulfilling the reporting requirements of a public company all fall upon Mr. Bravo. While he has business experience including management and accounting, he has had no experience serving in a public company setting, including serving as a principal accounting officer or principal financial officer. Our president, Mr. Humberto Bravo, is currently retired, but has agreed to devote full time services to Placer Del Mar after we attain a sufficient level of revenue and are able to provide officers' salaries. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenues resulting in eventual closure of the business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR CONTINUED EXISTENCE AND FUTURE PROFITABILITY IS HIGHLY DEPENDENT UPON THE PRICE OF PRECIOUS METALS AND ORES. ANY SUBSTANTIAL DROP IN THESE MARKET PRICES COULD RESULT IN A LOSS OF REVENUES TO US, THEREBY REDUCING THE VALUE OF ANY SECURITIES HELD BY OUR STOCKHOLDERS.

     The economic viability of our minerals exploration program will be highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, mineral values have been rising over the last few years, however, there is no guarantee this trend will continue. It may be difficult to conduct operations profitably in the mining industry in the future if mineral prices drop substantially.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, IT COULD INCREASE OUR COSTS OF DOING BUSINESS AND PREVENT US FROM EXPLORING FOR ORE DEPOSITS.


     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Mexican mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Placer Del Mar claim, we will incur modest regulatory compliance costs. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.


SUPPLIES AND EQUIPMENT WE WILL NEED FOR CONTINUED EXPLORATION MAY NOT ALWAYS BE AVAILABLE, WHICH COULD DELAY OUR PLANS AND POSSIBLE REVENUES.

     Competition and unforeseen limited sources of supplies we may need for our exploration programs could result in occasional spot shortages of supplies of certain products, equipment or materials. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption, as and when needed, or on terms favorable to us. Any such unavailability could result in the delay of our exploration programs and any possible resulting revenues.

WE ARE DEPENDENT ON ADDITIONAL FINANCING, WHICH MAY BE UNAVAILABLE TO US OR, IF AVAILABLE, MAY CAUSE DILUTION TO THE SHAREHOLDERS.


     While we have sufficient funds to conduct initial exploration on the claim, we will require additional financing in order to determine whether the claim contains sufficient economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Placer Del Mar claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. We will require additional financing to sustain our business if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claim and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Placer Del Mar claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR PLACER DEL MAR WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 4 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues, or profits.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Placer Del Mar or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for the shareholders to sell any of their shares.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES, IF AT ALL.

     The estimated $5,000 cost of this Registration Statement to be paid by the company from current cash reserves. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to quote a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for our shareholder to sell their shares.


OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 64% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.


     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

DUE TO OUR DIRECTOR/OFFICER'S BENEFICIAL SHARE OWNERSHIP HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.25 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 620,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on June 30, 2005. If there are changes in the selling security holders, we will file an amendment.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4. The percentage owned by each; and 5. The identity of the beneficial holder of any entity that owns the shares.


To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,720,000 shares outstanding as of the date of this prospectus.


                             Shares         Total of        Total       Percent
                           Owned Prior      Shares         Shares        Owned
     Name of                To This         Offered         After        After
Selling Shareholder         Offering        For Sale      Offering     Offering
-------------------         --------        --------      --------     --------
Ramiro Albarran              10,000          10,000           0           0
Juan Manuel Alvarez          50,000          50,000           0           0
Robert & Jodi Collins        10,000          10,000           0           0
Anthony Davenport            10,000          10,000           0           0
Maria Diaz                   10,000          10,000           0           0
Michelle Foley               10,000          10,000           0           0
Robert Foley                 10,000          10,000           0           0
Esperanza Garcia             10,000          10,000           0           0
Arturo Garzon                10,000          10,000           0           0
Miriam Gonzalez              10,000          10,000           0           0
Steve Gray                   10,000          10,000           0           0
Lucia Hernandez              10,000          10,000           0           0
Alicia Jimenez               10,000          10,000           0           0
Esther Lacher                10,000          10,000           0           0
Hana Lacher                  10,000          10,000           0           0
Maria Luna                   50,000          50,000           0           0
Salvador Martinez            10,000          10,000           0           0
Elena Mendoza                10,000          10,000           0           0
Jose Munoz                   50,000          50,000           0           0
Arturo Morales               10,000          10,000           0           0
Raul Murillo                 10,000          10,000           0           0
Manuela Ochoa                10,000          10,000           0           0
Jose Ortiz                   10,000          10,000           0           0
Arcelia Zumaya Perales       10,000          10,000           0           0
Yolanda Peren                10,000          10,000           0           0
Dennis Puckett               10,000          10,000           0           0
Minda Puckett                10,000          10,000           0           0
Jesus Luis Ramirez           10,000          10,000           0           0
Antonio Rasgado              50,000          50,000           0           0
Calvin Risk                  10,000          10,000           0           0

Carol Risk                   10,000          10,000           0           0
Joseph Risk                  10,000          10,000           0           0
Mercedes Rivera              10,000          10,000           0           0
Abigail Robinson-Kim         10,000          10,000           0           0
Amalia Rodriguez             10,000          10,000           0           0
Roberto Silva                10,000          10,000           0           0
Lester Smith                 10,000          10,000           0           0
Michael Smith                10,000          10,000           0           0
Darnella Tabiszewski         10,000          10,000           0           0
Destiny Tabiszewski          10,000          10,000           0           0
Joseph Traeger               10,000          10,000           0           0
Kathy Traeger                10,000          10,000           0           0
Pedro Valdez                 10,000          10,000           0           0
Bernardo Velasquez           10,000          10,000           0           0
Gustavo Villarino            10,000          10,000           0           0
Connie White-Castellanos     10,000          10,000           0           0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Placer Del Mar other than as a shareholder as noted above at any time within the past three years;
2.   Has ever been an officer or director of Placer Del Mar; or
3.   Are broker-dealers or affiliated with broker-dealers.

Familial Relationships Among the Shareholders:

Michele & Robert Foley              Husband and Wife
Esther & Hana Lacher                Sisters
Dennis & Minda Puckett              Husband and Wife
Calvin, Carol & Joe Risk            Husband, Wife & Son
Darnella & Destiny Tabiszewski      Mother & Daughter
Joseph & Kathy Traegar              Husband and Wife

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions; or
3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.25. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We are not aware of any arrangements or agreements with any broker-dealer or underwriting firm to resell on behalf of the selling shareholders.

Placer Del Mar will apply to have its shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. Placer Del Mar anticipates once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.25 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Placer Del Mar cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Placer Del Mar does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Placer Del Mar will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Placer Del Mar common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Placer Del Mar common stock.

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Placer Del Mar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


Placer Del Mar is bearing all costs relating to the registration of the common stock. The costs will be paid from existing cash on hand and in the event a shortfall of funds is experienced our director has agreed to loan the company funds in order to complete the registration process. The director has verbally agreed to loan the company up to $50,000. There is no interest that will be paid on the loan and there is no termination date. The director is willing to loan the company the necessary funds relating to the offering costs. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. Placer Del Mar will use its best efforts to update the registration statement and maintain its effectiveness for one year.


LEGAL PROCEEDINGS

Placer Del Mar is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The director and officer of Placer Del Mar, whose one year term will expire 05/15/07, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address          Age      Position     Date First Elected    Term Expires
--------------          ---      --------     ------------------    ------------
Humberto Bravo          63       President,        05/15/05            05/15/07
3707 Fifth Ave. #351             Secretary,
San Diego, CA 92103              Director


The foregoing person is a promoter of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes approximately 20 to 25 hours per week to manage the business affairs of our company. Mr. Bravo has devoted approximately 500 hours of time in 2005 to the affairs of Placer Del Mar, Ltd. Mr. Bravo currently has no other significant responsibilities with other companies. Mr. Bravo does not have any technical credentials related to mineral exploration, however, Mr. Bravo is an educated professional business manager. Once revenues have been generated or as deemed necessary by the board of directors, Mr. Bravo intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending. No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

HUMBERTO BRAVO

WORK HISTORY

1998-2005 - Retired

BOMUCA, INC.

Administrative Manager - Tijuana, Baja California, Mexico.
1993-1998
Bomuca, Inc. is developer and manufacturer of health and beauty products.

*    Director of operations.
*    Management of sales staff.
*    Management of import/export of natural products.
*    Created and implemented marketing campaigns.
*    Created advertising and promotional campaigns.

EDUCATION

University of Mexico, Unam, Mexico 1961-1963
Business Major

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Placer Del Mar's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Placer Del Mar's common stock as of the date of this prospectus:


Title Of                Name &                 Amount &              Percent
 Class                 Address              Nature of owner           Owned
 -----                 -------              ---------------           -----

Common       Humberto Bravo                  1,100,000 (a)             64%
             3707 Fifth Ave. #351
             San Diego, CA 92103

Total Shares Owned by Officers &
 Directors as a Group                        1,100,000                 64%


----------
(a) Mr. Bravo received 1,000,000 shares of the company's common stock on May 20, 2005 for $10,000 or .01 per share .

DESCRIPTION OF SECURITIES

Placer Del Mar's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Placer Del Mar, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended June 30, 2005 and the 6 months ended December 31, 2005, included in this prospectus have been audited by Armando C. Ibarra, Certified Public Accountants, 371 E

Street, Chula Vista, CA 91910. The financial statements for the period ended March 31, 2006 also included in this prospectus have been reviewed by Armando C. Ibarra. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Dennis H. Johnston, Esq., 9422 Canfield Drive, La Habra, CA 90631 has passed upon the validity of the shares and certain other legal matters and is representing us in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ORGANIZATION IN THE LAST FIVE YEARS


Placer Del Mar, Ltd. was incorporated in Nevada on May 13, 2005. At that time the board of directors voted to seek capital and began development of our business plan. During May and June 2005 we received our initial funding through the sale of 1,000,000 shares of our common stock to our director for $10,000 ($0.01 per share), 4,200 shares of our common stock to 42 non-affiliated private investors for $4,200 ($0.01 per share) and 200,000 shares of our common stock to 4 non-affiliated private investors for $20,000 ($0.10 per share). On May 22, 2006 100,000 shares of our common stock were issued to Mr. Bravo in exchange for his filing a mineral claim on the company's behalf. The shares were valued at $0.10 or $10,000. Placer Del Mar does not have any, nor has it had any, associations with any promoters aside from Mr. Bravo, our director, who is considered a promoter.


DESCRIPTION OF BUSINESS


The discussions contained herein are management's estimates only. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity and type of minerals if they are found and the extraction process that will be required. We are also unable to provide any assurances or guarantees that we will be able to raise the additional funding required to proceed with any subsequent work on the claim if mineralization is found in Phase One. If no mineralization is found during Phase One we do not intend to seek additional funding and investors will likely lose their money.

Phase One of our exploration program on the Placer Del Mar mineral claim will commence during the fall 2006. Phase One will require approximately four months to complete. Phase One will begin in September of 2006 and run through December of 2006, geological and geophysical studies will be conducted on the claim at that time. To date we have hired a third party geologist (3 GEO Geological Services) to prepare a preliminary geology report on the area in which the claim is located and our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company. Because we have filed for a mining concession does not ensure our claim contains any viable economic mineralization. A senior geologist will be required conduct further geological studies and produce a geology report regarding the economic viability of the claim. A senior geologist will be hired upon the beginning of Phase One. Upon completion of Phase One, and upon discovery of economically viable minerals, we intend to initiate Phase Two of our plan during January of 2007. Phase Two will consist of the following; mining permit applications, environmental impact reports, mechanical trenching, drilling and waste removal.

We are an exploration stage company with no revenues and a limited operating history. We intend to engage in mineral exploration in order to exploit any mineral deposits we discover that demonstrate economic feasibility. We have taken the following steps: secured the right to free access and exploration of a mineral claim in Baja California, developed our business plan, hired a mining engineer to prepare a preliminary geology report and filed for a mining concession with the Mexican government. Our claim has been filed with Mexican government as of April 24th, 2006. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. The next payment is due in September of 2006. The nature of our mineral claim entitles Placer Del Mar full rights to exploit possible minerals contained beneath the surface within our claim boundaries, subject to a 1% net smelter royalty reserved in favor of Mr. Alvarez, the owner of the property. Our independent auditors have issued an audit opinion for Placer Del Mar which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood our mineral claim contains little or no economic mineralization or reserves of any minerals. We have not engaged the services of a mining engineer to physically examine our mineral claim for its economic viability. There is the possibility that the Placer Del Mar claim does not contain any reserves and the funds that we spend on exploration will be lost. We have not yet begun our exploration program, which is comprised of two phases. Phase One of our exploration program will consist of geologic surveying, mapping and analytical assays and is estimated to take six to nine months to complete. The Phase Two of our exploration program is contingent upon finding economically viable minerals within our claim boundaries and upon our ability to raise additional funds to cover the costs. As of this date we have not identified a source for this additional funding. We would undertake the Phase Two work program in early 2007 if Phase One of our exploration program is successful in identifying mineral reserves. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In this Prospectus mining terms are used with respect to the mineral properties. The following Glossary is provided to assist the reader with understanding the terminology:

                            GLOSSARY OF MINING TERMS

"Andesite"        Volcanic rock characteristically medium dark in color and
                  containing 54 to 62% silica.
"Basalt"          An extrusive volcanic rock.
"Cenozoic"        The geologic era beginning about 65 million years ago
                  following the Mesozoic era and including the present.
"Diorite"         A medium to dark grey, medium to coarse-grained intrusive
                  rock. It consists mainly of plagioclase feldspar, some quartz, and abundant dark minerals (roughly a third).
"Fault"           A fracture dividing a rock into two sections that have visibly moved relative to each other "Fluvial" Found in or produced by a river.
"Galena"          A lead sulphide - the most common ore mineral of lead.
"Granite"         A coarse-grained intrusive igneous rock consisting of quartz, feldspar and mica.
"Grano"           A combining form meaning of or like granite.
"Igneous"         Rocks that crystalize from magma.
"Metamorphic"     A rock that has undergone chemical or structural changes
                  (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large
                  amount of change.
"Perlite"         A glassy volcanic rock, similar to obsidian.
"Plutonic"        Formed far below the surface of the earth by intense heat, great pressure and slow cooling. Plutonic rocks are typically crystalline with a granite-like texture.
"Quartz"          Common rock forming mineral consisting of silicon and oxygen.
"Rhyolite"        A kind of volcanic rock commonly occurring as a lava flow
                  containing high volumes of silica, granite-like in composition but with a fine-grained texture.
"Scarp"           A steep slope or cliff extending along the edge of a plateau or mesa.
"Sedimentary"     Having the nature of or containing sediment. Formed by the deposit of sediment in certain rocks.
"Synclinal"       Sloping downward in opposite directions so as to meet.
"Tuff"            Rock composed of fine volcanic ash.

GENERAL INFORMATION

LOCATION AND ACCESS


Our mineral claim to which we have the right of free access and exploration, as well as the sole and exclusive right to establish mineral claims upon, subject to a Net Smelter Royalty Return of 1% in favor of Mr. Almarez, payable annually, is the mineral claim known as the Placer Del Mar Claim. The Placer Del Mar claim, consisting of a total surface area of approximately 46.2 acres, is located 15 miles southeast of Playas del Rosarito, Baja California, Mexico. The claim is located 1.5 miles east of Highway 1 on a paved road accessible by regular vehicle.

REQUIREMENTS OR CONDITION FOR RETENTION OF TITLE


Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. The next payment is due in September of 2006. We anticipate the cost of permits to be approximately $25,000. Mining permits last for a period of six years.


PRESENT CONDITION OF THE PROPERTY

There has been no previous work on the property. There is not a plant or any equipment currently located on the property. Electric power and water are available on the property.

CURRENT STATE OF EXPLORATION ON THE PROPERTY

At the current time the property is without know reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

TOTAL COST OF OUR PROPERTY TO DATE AND PLANNED FUTURE COSTS


On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of [Placer] for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default. Mr. Almarez has no relationship or affiliation with the company or its management. Mr. Almarez has not granted his interests in mining claims to other companies.

Phase One of our exploration program on the Placer Del Mar claim will consist of geologic surveying, mapping and analytical assays and is estimated to take four months to complete. We anticipate that the phase one program will cost approximately $15,000, which will be paid from cash on hand. We believe our current cash balance of $27,901 is sufficient funding for completion of Phase One. The director has verbally agreed to loan the company up to $50,000. The above program cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geology report respecting the Placer Del Mar claim.

Results gained from the program will lead to a better understanding of the location of, and controls of, any mineralization. To date, we have not commenced exploration on the Placer Del Mar claim, but anticipate beginning the phase one program in the fall of 2006.

The Phase Two exploration program is contingent upon the discovery of economically viable minerals during the Phase One program, and our ability to raise additional funds to cover the costs. As of this date we have not identified a source for this additional funding. We would undertake the phase two work program during the January of 2007 if Phase One of our exploration program is able to identify economically viable mineral reserves. We have $27,901 in cash. Phase One of our initial exploration will cost an estimated $15,000. The director has verbally agreed to loan the company an additional $50,000 in cash. There is no legal obligation for the director to provide such funding. In the event our director does not provide such funding business will likely fail, cease operations, and investors will likely lose their money. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money

               [MAP SHOWING THE SITE LOCATION OF 46.2 SQ. ACRES]

ROCK FORMATION AND MINERALIZATION

The area between Sierra de San Felipe and Sierra Las Pietas conforms a wide valley limited by the mountains of the same name into the denominated Gulf Extensional Province, which is limited to the west by the Gulf Main Escarpment, characterized by the steep topographic relief of the Sierra de Juarez and San Pedro Martir, and by the Gulf of California to the east.

From the geologic-structural point of view this zone lies between two structural segments, the Valle de San Felipe-Valle Chico segment on the south side and the accommodation zone of Sierra Las Tinajas-Sierra Pinta.

The south limit, in the San Felipe area, is composed of three main rock types:

1)   Prebatholitic metamorphic and metasedimentary rocks.
2)   Plutonic batholitic rocks
3)   Volcanic and sedimentary post batholitic rocks

The batholitic rocks are composed of granitic non-differentiated, granodiorite, and quartz diorite rocks, that conform the base over which Cenozoic sediment and volcanic rocks were deposited.

The northern limit of the area, Sierra Las Pietas, is conformed by volcanic rocks consisting of basalts, rhyolite, andesite, and tuffs resting over a metamorphic base, with a folding and faulting pattern indicating the existence of a synclinal basin.

An important characteristic is the mineralization in these rocks. They are altered by solution to perlite, geodes, chalcedony, and jasper; and the mineral alteration has given result to quartz, calcite, galena, malaquite, and native gold in hematite and limonite between other minerals.

CONCLUSIONS

The geological setting of the northern Baja California state are prospective for economically important mineral deposits, mainly gold, tungsten, perlite, sulfides, titanium, and silver. The discussion contained herein describes only the available data, and further research is needed to examine specific sites with the highest potential.

COMPETITION AND COMPETITIVE POSITION

The metals mining industry is highly fragmented. We will be competing with many other exploration companies looking for titanium, gold, copper, nickel and platinum-group metals and other minerals. We are among the smallest exploration companies in existence and are an infinitely small participant in the exploration business which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claim. Readily available commodities markets exist in Mexico and around the world for the sale of ores and other minerals. Therefore, we will likely be able to sell any ores or other minerals that we are able to recover.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION


We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mexico generally, and in Baja California specifically. We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered. If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include: - Water discharge will have to meet water standards; - Dust generation will have to be minimal or otherwise re-mediated; - Dumping of material on the surface will have to be re-contoured and re-vegetated; - An assessment of all material to be left on the surface will need to be environmentally benign; - Ground water will have to be monitored for any potential contaminants; - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and - There will have to be an impact report of the work on the local fauna and flora. Because there will not be any significant physical disturbance to the Placer Del Mar claim, we will not incur any costs in complying with environmental laws during the first two phases of exploration on the claim.

Mining regulations in Mexico consist of the following items; registration with General Director of Mines and the Tax Administration Service (SHCP), initiate a geological mining investigation to determine the potential resource within the prospective land, define the surface area of the of the mining request, pay the mining tariff which is determined by the size of the claim, and receive the permit for the Mining Concession issued by the General Director of mines. The mining tariff to maintain our claim is $200 (U.S.) per year paid in four quarterly payments of $50 (U.S.). The tariff is paid to the Mexican federal government. The next payment is due in September of 2006. We anticipate the cost of permits to be approximately $25,000. Mining permits last for a period of six years.


We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $15,000 for the first exploration phase of our business.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Placer Del Mar has no new product or service planned or announced to the public.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We have no principal suppliers or sources for raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Placer Del Mar will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will continue to assess the need for any on an ongoing basis.


On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of [Placer] for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.


NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Placer Del Mar is not required to apply for or have any government approval for its products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Placer Del Mar has not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

Placer Del Mar's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION


Placer Del Mar's current cash balance is $26,645. We believe our existing cash balance is sufficient to fund our operations for the next twelve months during our exploration stage. If we experience a shortage of funds prior to funding we may utilize our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Placer Del Mar. There is no legal obligation for the director to provide such funding. In the event our director does not provide such funding business will likely fail, cease operations, and investors will likely lose their money. We are an exploration stage company and have generated no revenue to date. We have sold $34,200 in equity securities to pay for our operations.


Placer Del Mar's current cash balance is $26,645. We believe our existing cash balance is sufficient to fund our operations for the next twelve months during our exploration stage. If we experience a shortage of funds prior to funding we may utilize our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Placer Del Mar. There is no legal obligation for the director to provide such funding. In the event our director does not provide such funding business will likely fail, cease operations, and investors will likely lose their money. We are an exploration stage company and have generated no revenue to date. We have sold $34,200 in equity securities to pay for our operations.


On June 6th, 2005 we entered into a Mineral Property Agreement (the "Agreement") with Jorge Alberto Almarez of 157 Calle Federico, Rosarito B.C. Mexico. On April 24, 2006 that agreement was superseded by a new agreement titled Mineral Rights Revenue Sharing Agreement. The new agreement grants us the right to free access and exploration of the property together with the sole and exclusive right to establish mineral claims on the property, subject to a 1% net smelter returns royalty reserved in favor Mr. Almarez. In order to keep the rights granted in good standing we paid Mr. Almarez $2,000. In addition we will pay Mr. Almarez the net smelter returns royalty annually during the term of the agreement. The term of the agreement shall be for a period of 30 years from the signing date of the agreement, renewable upon the anniversary date of the agreement for an additional 30 year period at the sole discretion of [Placer] for a one-time payment of $100,000. Owning the claim only provides us with the right to explore for and extract minerals. A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claim to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The Agreement also provides that if we are in default of the payments noted above, Mr. Almarez can terminate the Agreement after providing 30 days written notice of the default.

To date we have hired a third party geologist (3 GEO Geological Services) to prepare a preliminary geology report on the area in which the claim is located and our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company.

Further exploration is required to determine the economic and legal feasibility of the Placer Del Mar claim. Our exploration goal is to find exploitable minerals on our claim. Our success depends on achieving that goal. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of titanium and other minerals. There is the possibility that the Placer Del Mar claim does not contain any reserves and the funds spent on exploration will be lost. We must complete a survey of the mineral claim in order to ensure that any potential mineralization is within the claim boundaries. There can be no assurance that any mineral deposits or reserves, exist on the Placer Del Mar claim. If we complete both phases of our mineral exploration plan, and we successfully identify a mineral deposit, we will still need to spend substantial funds on drilling and engineering studies prior to knowing if our claim is commercially viable. If the company is unable to fund its activities identified in the Phase One then its operations will cease, the business will fail, and investors will likely lose their money. In the event the company fails to identify economically viable minerals or raise the necessary funding to continue its operations then it intends to cease its business activities. If the company's registration statement is declared effective and it is unable to continue its operations due a lack of viable minerals or a lack of funding then it intends to withdraw its registration statement

Our plan of operation for the twelve months following the date of this prospectus is to complete Phase One of the exploration on the Placer Del Mar claim. Phase One will consist of geologic surveying, mapping and analytical assays. We anticipate that Phase One will cost approximately $15,000. Phase One cost estimates were provided to us by 3 GEO Geological Services who prepared the preliminary geological report respecting the Placer Del Mar claim.

To date, we have not commenced exploration of the Placer Del Mar claim. However, we have retained 3 GEO Geological Services, a professional geological firm, to complete an initial review of the claim and to provide us with a geological report respecting the claim that included exploration recommendations. For these services, we paid 3 GEO Geological Services $2,000. Our president filed a mineral claim with the Mexican government on April 24, 2006 on behalf of the company.


PHASE ONE


We plan to commence Phase One of our exploration program on the Placer Del Mar mineral claim during the fall 2006. Phase One will require approximately four months to complete. Beginning in September of 2006 through December of 2006, geological and geophysical studies will be conducted on the claim at a cost of $2,250 per month for a total cost of $9,000. A senior geologist will conduct the studies at a cost of $500 per month for a total cost of $2,000. The cost for assays is $500 per month for a total cost of $2,000. Total cost for Phase One including the $2,000 spent for our current geological study is $15,000. We believe our current cash balance of $26,645 is sufficient funding for completion of Phase One. The director has verbally agreed to loan the company up to $50,000.


PHASE TWO


If economically viable minerals are discovered in Phase One, we intend to initiate Phase Two of our plan during the September of 2006. Initial costs for our Phase Two plan are as follows; mechanical trenching $12,500 per month for four months for a total cost of $50,000, drilling costs of $12,500 per month for a total cost of $50,000, fuel costs of $2,500 totaling $10,000, waste removal costs of $1,000 per month totaling $4,000, labor costs of $5,000 per month for four months totaling $20,000, and a one time cost of $25,000 for mining permits. We have not yet applied for mining permits. We intend to apply for mining permits upon discovery of economically viable minerals. The estimated time to complete the application process and obtain permits for mining is thirty days. Total cost for Phase Two of our program is $159,000. We will require additional funding in order to proceed with the excavation of any minerals and any subsequent recommended work on the claim. As of this date we have not identified a source for this additional funding. Subject to financing, we anticipate commencing the drilling in Phase Two in January of 2007. We do not expect weather conditions to substantially impact our plan of operation due to the moderate climate and favorable weather conditions of Baja California, Mexico. Phase Two of our exploration is contingent upon the discovery of sufficient mineralization to continue. If we are not successful in the discovery of minerals our operations will cease and investors will likely lose their money. The company does not intend to seek potential acquisition candidates.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As described in Note 4 of our accompanying financial statements, our losses to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits. Although management has believes their plan for Placer Del Mar will generate revenue and profit, there is no guarantee their past experiences will provide Placer Del Mar with similar future successes.

DESCRIPTION OF PROPERTY

Placer Del Mar's principal executive office address is 3707 Fifth Avenue #351, San Diego, CA 92103. The principal executive office and telephone number are provided by the officer & director of the corporation. The office is used by him for other business interests and is estimated to be sufficient for our business needs for the foreseeable future. The company pays Mr. Bravo $500 per month for management fees and the use of the telephone and mailing address.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Bravo, an officer of the corporation. The company pays Mr. Bravo $500 per month for management fees and the use of the telephone and mailing address.

Mr. Bravo purchased 1,000,000 shares of the company's common stock for $10,000 on May 20, 2005. The stock was valued at $0.01 per share.


Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf.


As of our year end, June 30, 2005, the company owed Mr. Bravo $2,000 for payments to the geologist that he had made on behalf of the company. The loan was unsecured and interest free with no specified terms of repayment. In July 2005 the company repaid Mr. Bravo the $2,000. The current balance is $0.

Mr. Bravo, our sole officer and director, is the only "promoter" of Placer Del Mar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Placer Del Mar plans to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. As of the date of this filing, there have been no discussions or understandings between Placer Del Mar or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, Placer Del Mar had 47 shareholders of record. We have paid no cash dividends and have no outstanding options. There are no outstanding options or warrants.

Pursuant to this registration statement the company is seeking to register 620,000 shares held by 46 non-affiliated shareholders. Our officer and director holds a total of 1,100,000 shares which are not being registered pursuant to this filing. There are currently 1,720,000 shares that could be sold pursuant to Rule 144 under the Securities Act.

EXECUTIVE COMPENSATION

Placer Del Mar's current officers receive no compensation. The current Board of Directors is comprised of only Mr. Bravo.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
H. Bravo         2005       -0-        -0-         -0-           -0-           -0-        -0-       $1,500
President

There are no current employment agreements between the company and its executive officer.

The officer currently devotes 20 to 25 hours a month to manage the affairs of the company. The company pays Mr. Bravo $500 per month for management fees and the use of the telephone and mailing address. The director and principal officer has agreed to work with no regular salary until such time as the company receives sufficient revenues necessary to provide an initial salary to our current officer/director. The officer and board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $10,000 at each month end. When positive cash flow reaches $10,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Placer Del Mar in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Placer Del Mar for the year ended June 30, 2005, and the 6 months ended December 31, 2005, and related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

The financial statements of Placer Del Mar for the period ended March 31, 2006, and related notes which are included in this offering have been reviewed by Armando C. Ibarra, CPA.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Placer del Mar, LTD
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Placer del Mar, LTD. (A Exploration Stage Company) as of December 31, 2005, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months then ended, and for the period of May 13, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the six months then ended, and for the period of May 13, 2005 (inception) through December 31, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
---------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
January 5, 2006


                       371 E Street Chula Vista, CA. 91910
                     tel: (619) 422-1348 fax: (619) 422-1465

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                  December 31,        June 30,
                                                                     2005               2005
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 26,645           $ 34,200
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                 26,645             34,200

                                                                   $ 26,645           $ 34,200
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                 $     --           $  1,500
  Loan payable -  (related party)                                     1,000              2,000
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                             1,000              3,500

TOTAL LIABILITIES                                                     1,000              3,500

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 1,620,000 shares issued and outstanding
   as of December 31, 2005 and June 30, 2005                          1,620              1,620
  Additional paid-in capital                                         32,580             32,580
  Deficit accumulated during exploration stage                       (8,555)            (3,500)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           25,645             30,700
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 26,645           $ 34,200
                                                                   ========           ========

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                   May 13, 2005
                                           Six Months              (inception)
                                             Ended                   through
                                           December 31,            December 31,
                                              2005                    2005
                                           -----------             -----------

REVENUES
  Revenues                                 $        --             $        --
                                           -----------             -----------
TOTAL REVENUES                                      --                      --

GENERAL & ADMINISTRATIVE EXPENSES                5,055                   8,555
                                           -----------             -----------

INCOME (LOSS) BEFORE INCOME TAXES               (5,055)                 (8,555)

INCOME TAX BENEFIT (EXPENSE)                        --                      --
                                           -----------             -----------

NET INCOME (LOSS)                          $    (5,055)            $    (8,555)
                                           ===========             ===========

BASIC EARNINGS PER SHARE                   $     (0.00)            $     (0.01)
                                           ===========             ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                   1,620,000                 952,653
                                           ===========             ===========

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
             From May 13, 2005 (Inception) through December 31, 2005
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                           Common      Additional      During
                                            Common         Stock        Paid-in      Exploration
                                             Stock         Amount       Capital         Stage         Total
                                             -----         ------       -------         -----         -----
BALANCE, MAY 13, 2005                             --      $    --       $    --       $     --       $    --

Stock issued for cash on May 20, 2005
 @ $0.01 per share                         1,000,000        1,000         9,000                       10,000

Stock issued for cash on June 14, 2005
 @ $0.01 per share                           420,000          420         3,780                        4,200

Stock issued for cash on June 30, 2005
 @ $0.10 per share                           200,000          200        19,800                       20,000

Net loss,  June 30, 2005                                                                (3,500)       (3,500)
                                          ----------      -------       -------       --------       -------
BALANCE, JUNE 30, 2005                     1,620,000        1,620        32,580         (3,500)       30,700
                                          ----------      -------       -------       --------       -------
Net loss,  December 31, 2005                                                            (5,055)       (5,055)
                                          ----------      -------       -------       --------       -------
BALANCE, DECEMBER 31, 2005                 1,620,000      $ 1,620       $32,580       $ (8,555)      $25,645
                                          ==========      =======       =======       ========       =======

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                          (A Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                    May 13, 2005
                                                                  Six Months         (inception)
                                                                    Ended              through
                                                                  December 31,       December 31,
                                                                     2005               2005
                                                                   --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $ (5,055)          $ (8,555)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
    Accounts payable and accrued expenses                            (1,500)                --
                                                                   --------           --------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (6,555)            (8,555)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan payable - (related party)                       (1,000)             1,000
  Issuance of common stock                                               --              1,620
  Additional paid-in capital                                             --             32,580
                                                                   --------           --------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            (1,000)            35,200
                                                                   --------           --------

NET INCREASE (DECREASE) IN CASH                                      (7,555)            26,645

CASH AT BEGINNING OF PERIOD                                          34,200                 --
                                                                   --------           --------
CASH AT END OF PERIOD                                              $ 26,645           $ 26,645
                                                                   ========           ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
  Interest                                                         $     --           $     --
                                                                   ========           ========
  Income Taxes                                                     $     --           $     --
                                                                   ========           ========

                       See Notes to Financial Statements

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                December 31, 2005
                            (Stated in U.S. Dollars)


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Nevada on May 13, 2005, and its year-end is June 30. The Company is "An Exploration Stage Company" as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has obtained a mineral rights option agreement and intends to explore the property further to determine if valuable minerals exist within the rights claim.

The Company is in the planning and implementation of its business plan. The Company plans to be engaged in the exploration of mineral properties with a view to exploit any mineral deposits they discover that demonstrate economic feasibility. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 13, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                December 31, 2005
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on May 13, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

E. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                December 31, 2005
                            (Stated in U.S. Dollars)


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $8,555 during the period from May 13, 2005 (inception) to December 31, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $26,645 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The company has obtained a mineral rights option agreement. The Company pays $500 a month to a director who provides office space and oversees the Companies operations. The officer/director of the Company is retired. It is possible he could become involved in other business activities as they become available. This could create a conflict between the Company and his other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

The loan payable is due to an officer of the Company. No repayments have been set and the officer has waived interest charges at this time.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                December 31, 2005
                            (Stated in U.S. Dollars)


NOTE 6. INCOME TAXES

                                                         As of December 31, 2005
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 1,283
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                     1,283
     Valuation allowance                                          (1,283)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of December 31, 2005, the Company has a net operating loss carryforwards of approximately $8,555. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. MINERAL PROPERTY

Pursuant to a mineral property option agreement dated June 3, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase the mineral rights under certain terms and conditions.

A) CASH PAYMENTS

Cash payment of $2,000 upon execution of the agreement.

B) PROPERTY PAYMENTS AND ASSESSMENT WORK

Pay, or cause to paid, to grantor, or on grantor's behalf as Placer may determine, all Property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this agreement.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                December 31, 2005
                            (Stated in U.S. Dollars)


NOTE 9. FOREIGN CURRENCY TRANSLATION

Functional currency for Placer Del Mar, Ltd is in US dollars. In accordance with FASB #52 paragraph 9 the Company will continue to issue their financial statements in their established functional currency unless significant changes in economic facts and circumstances indicate clearly that the functional currency has changed.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 20, 2005 the Company issued 1,000,000 shares of common stock for cash at $0.01 per share

On June 14, 2005 the Company issued 420,000 shares of common stock for cash at $0.01 per share

On June 30, 2005 the Company issued 200,000 shares of common stock for cash at $0.10 per share.

As of December 31, 2005 the Company had 1,620,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2005:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,620,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Placer del Mar, LTD
(An Exploration Stage Company)

We have reviewed the accompanying balance sheet of Placer del Mar, LTD (An Exploration Stage Company) as of March 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine and three months then ended; and for the period from May 13, 2005 (inception) through March 31, 2006 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Placer del Mar, LTD

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
----------------------------------
Armando C. Ibarra, CPA-APC

May 9, 2006
Chula Vista, California

                      371 E. Street Chula Vista, Ca. 91910
                     tel: (619) 422-1348 fax: (619) 422-1465

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                                 Balance Sheets
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                 As of              As of
                                                                March 31,          June 30,
                                                                  2006               2005
                                                                --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                          $ 20,990           $ 34,200
                                                                --------           --------
TOTAL CURRENT ASSETS                                              20,990             34,200
                                                                --------           --------
TOTAL ASSETS                                                    $ 20,990           $ 34,200

                                                                ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                              $     --           $  1,500
  Loan payable -  (related party)                                  1,000              2,000
                                                                --------           --------

TOTAL CURRENT LIABILITIES                                          1,000              3,500

TOTAL LIABILITIES                                                  1,000              3,500

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 50,000,000 shares
   authorized; 1,620,000 shares issued and outstanding
   as of March 31, 2006 and June 30, 2005                          1,620              1,620
  Additional paid-in capital                                      32,580             32,580
  Deficit accumulated during exploration stage                   (14,210)            (3,500)
                                                                --------           --------
TOTAL STOCKHOLDERS' EQUITY                                        19,990             30,700
                                                                --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                  $ 20,990           $ 34,200
                                                                ========           ========

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                   May 13, 2005
                                Nine Months      Three Months       (inception)
                                  Ended             Ended            through
                                 March 31,         March 31,         March 31,
                                   2006              2006              2006
                                -----------       -----------       -----------
REVENUES
  Revenues                      $        --       $        --       $        --
                                -----------       -----------       -----------
TOTAL REVENUES                           --                --                --

OPERATING COSTS
  Administrative Expenses            10,710             5,655            14,210
                                -----------       -----------       -----------
TOTAL OPERATING COSTS                10,710             5,655            14,210
                                -----------       -----------       -----------

NET INCOME (LOSS)               $   (10,710)      $    (5,655)      $   (14,210)
                                ===========       ===========       ===========

BASIC EARNINGS PER SHARE        $     (0.01)      $     (0.00)
                                ===========       ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING        1,620,000         1,620,000
                                ===========       ===========

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
              From May 13, 2005 (Inception) through March 31, 2006
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                           Common      Additional      During
                                            Common         Stock        Paid-in      Exploration
                                             Stock         Amount       Capital         Stage         Total
                                             -----         ------       -------         -----         -----
BALANCE, MAY 13, 2005                             --      $    --       $    --       $      --       $     --

Stock issued for cash on May 20, 2005
 @ $0.01 per share                         1,000,000        1,000         9,000                         10,000

Stock issued for cash on June 14, 2005
 @ $0.01 per share                           420,000          420         3,780                          4,200

Stock issued for cash on June 30, 2005
 @ $0.10 per share                           200,000          200        19,800                         20,000

Net loss,  June 30, 2005                                                                 (3,500)        (3,500)
                                          ----------      -------       -------       ---------       --------
BALANCE, JUNE 30, 2005                     1,620,000        1,620        32,580          (3,500)        30,700
                                          ----------      -------       -------       ---------       --------
Net loss,  March 31, 2006                                                               (10,710)       (10,710)
                                          ----------      -------       -------       ---------       --------
BALANCE, MARCH 31, 2006                    1,620,000      $ 1,620       $32,580       $ (14,210)      $ 19,990
                                          ==========      =======       =======       =========       ========

                       See Notes to Financial Statements

                               PLACER DEL MAR, LTD
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
--------------------------------------------------------------------------------

                                                                                                  May 13, 2005
                                                              Nine Months       Three Months       (inception)
                                                                Ended              Ended            through
                                                               March 31,          March 31,         March 31,
                                                                 2006               2006              2006
                                                               --------           --------          --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                            $(10,710)          $ (5,655)         $(14,210)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
     Accounts payable and accrued expenses                       (1,500)                --                --
                                                               --------           --------          --------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (12,210)            (5,655)          (14,210)

CASH FLOWS FROM INVESTING ACTIVITIES

       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --                 --                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan payable - (related party)                   (1,000)                --             1,000
  Issuance of common stock                                           --                 --             1,620
  Additional paid-in capital                                         --                 --            32,580
                                                               --------           --------          --------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (1,000)                --            35,200
                                                               --------           --------          --------

NET INCREASE (DECREASE) IN CASH                                 (13,210)            (5,655)           20,990

CASH AT BEGINNING OF PERIOD                                      34,200             26,645                --
                                                               --------           --------          --------
CASH AT END OF PERIOD                                          $ 20,990           $ 20,990          $ 20,990
                                                               ========           ========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                     $     --           $     --
                                                               ========           ========
  Income Taxes                                                 $     --           $     --
                                                               ========           ========

                       See Notes to Financial Statements

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Nevada on May 13, 2005, and its year-end is June 30. The Company is "An Exploration Stage Company" as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has obtained a mineral rights option agreement and intends to explore the property further to determine if valuable minerals exist within the rights claim.

The Company is in the planning and implementation of its business plan. The Company plans to be engaged in the exploration of mineral properties with a view to exploit any mineral deposits they discover that demonstrate economic feasibility. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 13, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D. MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation on May 13, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

E. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated a net loss of $14,210 during the period from May 13, 2005 (inception) to March 31, 2006. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $20,990 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will attempt to raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The company has obtained a mineral rights option agreement. The Company pays $500 a month to a director who provides office space and oversees the Companies operations. The officer/director of the Company is retired. It is possible he could become involved in other business activities as they become available. This could create a conflict between the Company and his other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

The loan payable is due to an officer of the Company. No repayments have been set and the officer has waived interest charges at this time.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 6. INCOME TAXES

                                                            As of March 31, 2006
                                                            --------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 2,132
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       2,132
     Valuation allowance                                            (2,132)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of March 31, 2006, the Company has a net operating loss carryforwards of approximately $14,210. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. MINERAL PROPERTY

Pursuant to a mineral property option agreement dated June 3, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase the mineral rights under certain terms and conditions.

A) CASH PAYMENTS

Cash payment of $2,000 upon execution of the agreement.

B) PROPERTY PAYMENTS AND ASSESSMENT WORK

Pay, or cause to paid, to grantor, or on grantor's behalf as Placer may determine, all Property payments and assessment work required to keep the Concessions and this Option in good standing during the term of this agreement.

                              PLACER DEL MAR, LTD.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                 March 31, 2006
                            (Stated in U.S. Dollars)


NOTE 9. FOREIGN CURRENCY TRANSLATION

Functional currency for Placer Del Mar, Ltd is in US dollars. In accordance with FASB #52 paragraph 9 the Company will continue to issue their financial statements in their established functional currency unless significant changes in economic facts and circumstances indicate clearly that the functional currency has changed.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 20, 2005 the Company issued 1,000,000 shares of common stock for cash at $0.01 per share

On June 14, 2005 the Company issued 420,000 shares of common stock for cash at $0.01 per share

On June 30, 2005 the Company issued 200,000 shares of common stock for cash at $0.10 per share.

As of March 31, 2006 the Company had 1,620,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2006:

     * Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,620,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Placer Del Mar's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses,

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including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

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
As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Placer Del Mar, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $   20
     Accounting fees and expenses                                    $1,800
     Legal fees                                                      $1,300
     Transfer Agent fees                                             $  800
     Printing & Misc. Expenses                                       $1,080
                                                                     ------
     Total                                                           $5,000
                                                                     ======

Placer Del Mar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES


On May 20, 2005, Mr. Bravo, the sole officer and director of the company purchased 1,000,000 shares of common stock for $10,000 ($0.01 per share). Mr. Bravo received 100,000 shares of the company's common stock valued at $10,000 ($0.10 per share) on May 22, 2006 in exchange for filing a mineral claim on the company's behalf, for a total of 1,100,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares to the officer and director, which does not constitute a public offering.


During May and June 2005, the company offered and sold 4,200 shares at $0.01 per share to 42 non-affiliated private investors. During June 2005, the company offered and sold 50,000 shares at $0.10 per share to 4 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the

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
holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1    Articles of Incorporation                 Included*
Exhibit 3.2    Bylaws                                    Included*
Exhibit 5      Opinion re: Legality                      Included**
Exhibit 10     Mining Rights Revenue Share Agreement     Included
Exhibit 23.1   Consent of counsel                        Included in Exhibit 5**
Exhibit 23.2   Consent of independent auditor            Included
Exhibit 23.3   Consent of independent auditor            Included

----------
*   Included in the original SB-2 filing on August 22, 2005
**  Included in Amendment No. 1 to our SB-2 filing on October 25, 2005


UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of

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
such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

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                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on May 26, 2006.


                                          Placer Del Mar, Ltd.

                                          /s/ Humberto Bravo
                                          ---------------------------------
                                          By Humberto Bravo
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.




/s/ Humberto Bravo                                                May 26, 2006
-------------------------------------                             ------------
Humberto Bravo, President                                             Date
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)


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